Alliance Real Estate Investment Fund, Inc.              Exhibit 77Q1(a)
811-07707



Articles of Incorporation: Incorporated by reference to Exhibit 1 to Pre-Effective Amendment No. 1 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on June 16, 1996.

By-Laws:  Incorporated by reference to Exhibit 2 to Pre-Effective
Amendment No. 1 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on June 16, 1996.





Alliance Real Estate Investment Fund, Inc.              Exhibit 77Q1(e)
811-07707



Investment Advisory Agreement: Incorporated by reference to Exhibit 5 to Pre-Effective Amendment No. 2 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on August 27, 1996.